SCHEDULE 14A INFORMATION

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American Pacific Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SECURITY OWNERSHIP
ITEM NO. 1 — ELECTION OF DIRECTORS
MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION AND OTHER INFORMATION
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
REPORT OF THE CORPORATE GOVERNANCE COMMITTEE REGARDING EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
REPORT OF THE AUDIT COMMITTEE
ITEM NO. 2 — RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS
STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING AND DIRECTOR NOMINATIONS
ANNUAL REPORT
OTHER BUSINESS

AMERICAN PACIFIC CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held March 6, 2007

Notice is hereby given that the Annual Meeting of the Stockholders of American Pacific Corporation (the “Company”) will be held at the Las Vegas Country Club, Rotunda Room, located at 3000 Joe W. Brown Drive, Las Vegas, Nevada, on March 6, 2007, at 10:30 a.m. local time, for the following purposes:

1. To elect Directors as follows:

(a) To elect one Class B Director to hold office until the 2008 Annual Meeting of Stockholders and thereafter until his successor is duly elected and qualified; and

(b) To elect two Class C Directors to hold office until the 2009 Annual Meeting of Stockholders and thereafter until their successors are duly elected and qualify; and

(c) To elect three Class A Directors to hold office until the 2010 Annual Meeting of Stockholders and thereafter until their successors are duly elected and qualify; and

2. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent public accountants for the fiscal year ending September 30, 2007; and

3. To transact such other business as may properly come before the meeting and any adjournment(s) or postponement(s) thereof.

Reference is made to the accompanying Proxy Statement for more complete information concerning the foregoing matters. The Board of Directors (the “Board”) has fixed the close of business on Friday, January 19, 2007, as the date as of which the stockholders who are entitled to notice of, and to vote at, said meeting and any adjournment(s) or postponement(s) thereof, are to be identified. Only persons who were stockholders of record as of the close of business on January 19, 2007 are entitled to notice of, and to vote at, the meeting and any adjournment(s) or postponement(s) thereof.

All stockholders of the Company are cordially invited to attend the meeting in person. You may vote your shares by telephone, via the internet or by mail, by following the instructions on your proxy card. If you vote by telephone or via the internet, you should not return your proxy card. If you choose to vote by mail, please sign, date and return the proxy card in the envelope provided. Stockholders who attend the Annual Meeting may vote in person at the Annual Meeting even if they have previously returned a proxy. If you receive more than one proxy because your shares are registered in different names or at different addresses, please sign and return each such proxy so that all of your shares may be represented at the Annual Meeting.

By Order of the Board of Directors

Linda G. Ferguson, Secretary

January 26, 2007

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PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
of
AMERICAN PACIFIC CORPORATION
3770 Howard Hughes Parkway, Suite 300
Las Vegas, Nevada 89169
(702) 735-2200

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of American Pacific Corporation, a Delaware corporation (the “Company”), for use at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, March 6, 2007, at 10:30 a.m., local time, or at any adjournment(s) or postponement(s) thereof. The Annual Meeting will be held at the Las Vegas Country Club, Rotunda Room, located at 3000 Joe W. Brown Drive, Las Vegas, Nevada. This Proxy Statement was first sent to stockholders on or about January 31, 2007, accompanied by the Company’s Annual Report to Stockholders for the fiscal year ended September 30, 2006.

At the Annual Meeting, the following matters will be considered and voted on:

1. To elect Directors as follows:

(a) To elect one Class B Director to hold office until the 2008 Annual Meeting of Stockholders and thereafter until his successor is duly elected and qualified; and

(b) To elect two Class C Directors to hold office until the 2009 Annual Meeting of Stockholders and thereafter until their successors are duly elected and qualify; and

(c) To elect three Class A Directors to hold office until the 2010 Annual Meeting of Stockholders and thereafter until their successors are duly elected and qualify; and

2. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent public accountants for the fiscal year ending September 30, 2007; and

3. To transact such other business as may properly come before the meeting and any adjournment(s) or postponement(s) thereof.

The Board recommends that stockholders vote FOR: a) the election of the Directors proposed in Item No. 1; and b) the ratification of the appointment of Deloitte & Touche LLP proposed in Item No. 2. Officers and Directors of the Company, collectively owning, directly or indirectly, 598,249 shares, or approximately 8.17%, of the Company’s $.10 par value common stock (the “Common Stock”) as of January 19, 2007, have indicated that they intend to vote in favor of: a) the election of the Directors proposed in Item No. 1; and b) the ratification of the appointment of Deloitte & Touche LLP proposed in Item No. 2. The Company’s principal executive offices are located at 3770 Howard Hughes Parkway, Suite 300, Las Vegas, Nevada 89169, and its telephone number at that address is (702) 735-2200.

Record Date, Quorum and Voting Rights

The Board has fixed the close of business on January 19, 2007, as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or at any adjournment(s) or postponement(s) thereof. On January 19, 2007, 7,324,171 shares of Common Stock were issued and outstanding held by 951 stockholders of record. The holder of each share is entitled to cast one vote on all matters. The presence, in person or by proxy, of the holders of a majority of the outstanding Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

Solicitation of Proxies

The solicitation of Proxies pursuant to this Proxy Statement will be made primarily by mail. In addition, officers, employees and other representatives of the Company and its subsidiaries, without compensation, may solicit proxies by telephone, telegraph, facsimile transmission, mail or personal interview. Arrangements will also be made with banks, brokerage firms and others to forward solicitation materials to the beneficial owners of shares held of record by them. The total cost of the solicitation process, including the reimbursement of the expenses of brokers and nominees, will be borne by the Company.

Voting and Revocation of Proxies; Adjournment

Shares represented by valid proxies received by the Company will be voted in accordance with the specifications made therein by the stockholder. Any valid proxy that does not specify otherwise will (unless the proxy is validly revoked) be voted “for” the election of the Directors proposed in Item No. 1, “for” the ratification of the appointment of Deloitte & Touche LLP proposed in Item No. 2 and, in the discretion of the proxy holders, on such other matters as may properly come before the Annual Meeting.

The election of Directors requires the affirmative vote of 80% of the shares of Common Stock present and voting at the Annual Meeting. According to the Certificate of Incorporation and Bylaws of the Company, in the event that nominees of a Class (or Classes) of Directors standing for election do not receive the affirmative vote of 80% of such shares present and voting, the incumbent Directors will remain in office until the next annual meeting, at which time such Class (or Classes) and the next Class (whose terms will expire in 2008) will stand for election. In accordance with the Certificate of Incorporation and Bylaws, one Class B Director, C. Keith Rooker, and two Class C Directors, Fred D. Gibson, Jr. and Berlyn D. Miller, are standing for election at this time because, although they each received a majority of the votes cast in last year’s election, each such number was less than 80% of the votes cast. The affirmative vote of a majority of the shares of Common Stock present and voting at the Annual Meeting will be required to approve the ratification of the appointment of Deloitte & Touche LLP and to take any other action at the meeting.

The Board does not know of any matters to be considered at the Annual Meeting other than the election of Directors, including, one Class B Director, two Class C Directors, and three Class A Directors; and the ratification of the appointment of Deloitte & Touche LLP described herein. A stockholder may revoke any proxy given pursuant to this solicitation by attending the Annual Meeting and voting in person, or by delivering to the Secretary of the Company at the Company’s principal executive offices identified above prior to the Annual Meeting a written notice of revocation or a duly executed proxy bearing a later date than that of the previous proxy. The mere presence of a stockholder at the Annual Meeting will not revoke a proxy previously given.

In the event that sufficient votes in favor of election of the Directors proposed in Item No. 1 are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. Any such adjournments will require the affirmative vote of the holders of a majority of the Common Stock present in person or by proxy at the Annual Meeting, whether or not a quorum is present. The persons named as proxies will vote in favor of any such proposed adjournments.

Votes cast by proxy or in person at the Annual Meeting will be counted by the person appointed by the Company to act as election inspector for the meeting. If you withhold your vote on the election of Directors or abstain from voting on any other proposal, you will still be considered present at the Annual Meeting for purposes of determining a quorum. If you withhold your vote from a Director nominee, this will reduce the number of votes cast for that nominee. If you abstain from voting on one of the other proposals, your shares will still be considered in determining the vote required to approve the proposal, so you will be deemed to have voted against that proposal. If shares are held in nominee street name, such as by a broker, and the nominee cannot vote the shares on a specific proposal because no voting instructions were received from the owner of those shares, the failure of the nominee to vote the shares is called a “broker non-vote.” Shares affected by broker non-votes will be considered present at the Annual Meeting for purposes of determining a quorum because the shares will have been voted on at least one other proposal. Shares affected by broker non-votes will not, however, be considered in determining the vote required to approve the specific proposal on which the shares could not be voted, and will not be deemed to have voted against the proposal.

Appraisal or Dissenters’ Rights

Under Delaware law, stockholders are not entitled to appraisal rights in connection with any of the Proposals in this Proxy Statement.

SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners

As of January 19, 2007, the Company had issued and outstanding 7,324,171 shares of Common Stock. The following tables contain certain information known to the Company regarding beneficial ownership of its outstanding voting securities as of January 19, 2007, by each person who is known to the Company to own beneficially more than five percent of the Company’s Common Stock.

Unless otherwise noted and subject to applicable community property laws, each stockholder identified below has sole voting and investment power with respect to such shares. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and includes securities convertible into or exercisable for Common Stock owned by or for, among others, the spouse, children or certain other relatives of such person, as well as other securities as to which the person has or shares voting or investment power or has the right to acquire within 60 days of January 19, 2007.

Name and Address	Amount and Nature		% of Common
of Beneficial Owner	of Beneficial Ownership(1)		Stock Outstanding

Aegis Financial Corporation(2) 1100 North Glebe Road Arlington, Virginia 22201	843,933	(2)	11.5%
Franklin Resources, Inc.(3) One Franklin Parkway San Mateo, California 94403-1406	656,927	(3)	9.0%
Donald Smith & Co., Inc.(4) 152 W. 57th St., 22nd Floor New York, New York 10019	610,000	(4)	8.3%
Fred D. Gibson, Jr.(5) 3770 Howard Hughes Parkway, Suite 300 Las Vegas, Nevada 89169	477,932	(5)	6.5%
Dimensional Fund Advisors, Inc.(6) 1299 Ocean Avenue, 11th Floor Santa Monica, California 90401	453,759	(6)	6.2%
Evergreen Investment Management(7) Wachovia Corp — NC 200 Berkeley Street Boston, MA 0216	378,928	(7)	5.2%

(1)	Each stockholder in the table exercises sole voting and investment power with respect to the Company’s Common Stock indicated as beneficially owned by such stockholder.

(2)	Information with respect to this stockholder was obtained from a Form 13F-HR filed with the Securities and Exchange Commission on November 14, 2006.

(3)	Information with respect to this stockholder was obtained from a Form 13F-HR filed with the Securities and Exchange Commission on November 13, 2006.

(4)	Information with respect to this stockholder was obtained from a Form 13F-HR filed with the Securities and Exchange Commission on November 13, 2006.

(5)	Includes 30,000 shares of Common Stock subject to options granted to Mr. Gibson pursuant to the Company’s stock option plans, which options are exercisable within 60 days after January 19, 2007.

(6)	Information with respect to this stockholder was obtained from a Form 13F-HR filed with the Securities and Exchange Commission on October 30, 2006.

(7)	Information with respect to this stockholder was obtained from a Form 13F-HR filed with the Securities and Exchange Commission on October 31, 2006.

Security Ownership of Management

As of January 19, 2007, the Company had issued and outstanding 7,324,171 shares of Common Stock. The following tables contain certain information known to the Company regarding beneficial ownership of its outstanding voting securities as of January 19, 2007, by (i) each of the Company’s Directors and nominee Directors, (ii) each of the Company’s named executive officers, and (iii) all executive officers and Directors as a group.

Unless otherwise noted and subject to applicable community property laws, each person identified below has sole voting and investment power with respect to such shares. Beneficial ownership is determined in accordance with the rules of the SEC and includes securities convertible into or exercisable for Common Stock owned by or for, among others, the spouse, children or certain other relatives of such person, as well as other securities as to which the person has or shares voting or investment power or has the right to acquire within 60 days of January 19, 2007. The address of each person identified below is American Pacific Corporation, 3770 Howard Hughes Parkway, Suite 300, Las Vegas, Nevada 89169.

	Stock Ownership
	Amount and Nature of		% of
Name	Beneficial Ownership(1)		Common Stock

NOMINEES FOR ELECTION
Class B Directors (term of to office expire in 2008)
C. Keith Rooker	25,000	(2)		(3)
Class C Directors (term of office expires in 2009)
Fred D. Gibson, Jr.	477,932	(4)	6.5%
Berlyn D. Miller	35,155	(4)		(3)
Class A Director (term of office expires in 2010)
Dean M. Willard	25,000	(2)		(3)
John R. Gibson	177,040	(5)	2.4%
Jan H. Loeb	30,000	(4)		(3)

CONTINUING MEMBERS OF THE BOARD
Class B Directors (term of to office expire in 2008)
Norval F. Pohl	32,500	(4)		(3)
Jane L. Williams	35,000	(4)		(3)
Class C Director (term of to office expire in 2009)
Joseph Carleone	6,200	(6)		(3)

MANAGEMENT
Seth L. Van Voorhees	35,000			(3)
Vice President, Chief Financial Officer and Treasurer
(until March 25, 2006)
Dana M. Kelley	5,500	(7)		(3)
Vice President, Chief Financial Officer and Treasurer
Robert Huebner	16,822	(8)		(3)
Vice President — Ampac-ISP Operations
Aslam Malik	18,748	(9)		(3)
President — Ampac Fine Chemicals
James J. Peveler	10,403	(10)		(3)
Senior Vice President
All Directors and executive officers as a group (15 persons)	971,249	(11)	13.2%

(1)	Each Director and executive officer exercises sole voting and investment power with respect to the Common Stock indicated as beneficially owned by him, unless otherwise indicated.

(2)	Includes, with respect to such Director, 25,000 shares of Common Stock subject to options, which are exercisable within 60 days after January 19, 2007.

(3)	Less than 1%.

(4)	Includes, with respect to such Director, 30,000 shares of Common Stock subject to options, which are exercisable within 60 days after January 19, 2007.

(5)	Includes, with respect to Mr. John R. Gibson, 100,000 shares of Common Stock subject to options, which are exercisable within 60 days after January 19, 2007.

(6)	Includes, with respect to Dr. Carleone, 5,000 shares of Common Stock subject to options, which are exercisable within 60 days after January 19, 2007.

(7)	Includes, with respect to Ms. Kelley, 4,500 shares of Common Stock subject to options, which are exercisable within 60 days after January 19, 2007.

(8)	Includes, with respect to Mr. Huebner, 15,000 shares of Common Stock subject to options, which are exercisable within 60 days after January 19, 2007.

(9)	Includes, with respect to Dr. Malik, 7,500 shares of Common Stock subject to options, which are exercisable within 60 days after January 19, 2007.

(10)	Includes, with respect to Mr. Peveler, 10,000 shares of Common Stock subject to options, which are exercisable within 60 days after January 19, 2007.

(11)	Includes, with respect to all Directors and executive officers as a group, an aggregate of 372,000 shares of Common Stock subject to options, which are exercisable by such persons within 60 days after January 19, 2007.

ITEM NO. 1  — ELECTION OF DIRECTORS

Election of Class B Director

On November 14 2006, the Board, upon recommendation of the Corporate Governance Committee (see below), nominated the following person, who is presently a Director, for re-election to serve in the class and for the term indicted below, and until his respective successor has been elected and qualified.

		To Serve Until
Name	Class of Director	Annual Meeting in

C. Keith Rooker	B	2008

Election of Class C Directors

On November 14, 2006 the Board, upon recommendation of the Corporate Governance Committee, nominated the following persons, all of whom are presently Directors, for re-election to serve in the class and for the term indicated below, and until their respective successors have been elected and qualify:

		To Serve Until
Name	Class of Director	Annual Meeting in

Fred D. Gibson, Jr.	C	2009
Berlyn D. Miller	C	2009

Election of Class A Directors

On November 14, 2006 the Board, upon recommendation of the Corporate Governance Committee, nominated the following persons, all of whom are presently Directors, for re-election to serve in the class and for the term indicated below, and until their respective successors have been elected and qualify:

		To Serve Until
Name	Class of Director	Annual Meeting in

John R. Gibson	A	2010
Jan H. Loeb	A	2010
Dean M. Willard	A	2010

The Company’s Certificate of Incorporation provides that the Company’s Board shall comprise not less than three nor more than twelve Directors and shall be divided into three classes. Such classes are to be as nearly equal in number as possible and the number of Directors comprising the whole Board and comprising each class is to be determined by the Board. Subsequent to an Amendment to the Bylaws adopted by the Board on July 11, 2006, the Board consists of three Class A Directors, three Class B Directors, and three Class C Directors. Except as specified below, one Class of Directors is elected annually and Directors in a Class are elected for a term of office of three years and until a successor is duly elected and qualified.

The election of Directors requires the affirmative vote of 80% of the shares of Common Stock present and voting at the Annual Meeting. According to the Certificate of Incorporation and Bylaws of the Company, in the event that nominees of a Class (or Classes) of Directors standing for election do not receive the affirmative vote of 80% of such shares present and voting, the incumbent Directors will remain in office until the next annual meeting, at which time such Class (or Classes) and the next Class (whose terms will expire in 2008) will stand for election. In accordance with the Certificate of Incorporation and Bylaws, one Class B Director, C. Keith Rooker, and two Class C Directors, Fred D. Gibson, Jr. and Berlyn D. Miller, are standing for election at this time because, although they each received a majority of the votes cast in last year’s election, each such number was less than 80% of the votes cast.

The following table sets forth certain information regarding the Directors of the Company. Fred D. Gibson, Jr., John R. Gibson and Linda G. Ferguson are siblings. Other than as noted in the prior sentence, there are no family relationships between any Directors, nominee Directors or named executive officers.

Name	Age	Director Since	Position

Joseph Carleone	60	2006	Director; President & Chief Operating Officer since October 2006
Fred D. Gibson, Jr.	79	1982	Director
John R. Gibson	69	1988	Chairman of the Board & Chief Executive Officer, and President until October 2006
Jan H. Loeb	48	1997	Director
Berlyn D. Miller	69	1993	Director
Norval F. Pohl	63	1986	Director
C. Keith Rooker	69	1988	Director
Dean M. Willard	60	1997	Director
Jane L. Williams	68	1993	Director

The Board recommends that the stockholders vote “FOR” each of the above-named nominees.  It is intended that the persons named in the accompanying proxy will vote for the election of those nominees, unless the stockholder giving the proxy withholds authority to vote for one or more of them. The Board believes that each of the nominees will be available and able to serve as a Director, but if for any reason any of them is not, the persons named as proxy may exercise discretionary authority to vote for a substitute nominee (or substitute nominees)

proposed by the Board. However, the Board does not intend to make any such substitution. Proxies cannot be voted for a number of persons greater than the number of Class B, Class C and Class A nominees named herein.

Independence of Directors

The Board of the Company has determined that each of the Company’s Directors, other than Mr. John R. Gibson, Mr. Fred D. Gibson, Jr., and Dr. Joseph Carleone (once he was appointed as the President and Chief Operating Officer), and each member of the Audit Committee and the Corporate Governance Committee of the Board during the period after they served on such committees, is an “independent director” as currently defined in Rule 4200(a)(15) of the Rules of the National Association of Securities Dealers, Inc. In addition, the Board has determined that each member of the Audit Committee is independent within the meaning of Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Business Experience of Directors

Joseph Carleone was appointed as one of our Directors in July 2006, and on October 15, 2006, became the Chief Operating Officer and President of the Company. From July 2006, Dr. Carleone has also served as a Director of the Company. From November 2005 through September 2006, Dr. Carleone served as Senior Vice President and Chief Product Officer of Irvine Sensors Corporation, and from March 2003 through November 2005, he served as a member of their Board. Dr. Carleone also served as President of Aerojet Fine Chemicals, LLC, a business unit of GenCorp, Inc., and Vice President of GenCorp, Inc., a technology-based manufacturing company in aerospace and defense, pharmaceutical fine chemicals and automotive businesses from September 2000 to November 2005. From 1999 to 2000, he was Vice President and General Manager of Remote Sensing Systems at Aerojet. In addition, he served as Vice President, Operations from 1997 to 2000.

Fred D. Gibson, Jr. has been a Director of the Company since 1982. Mr. Gibson served as Chief Executive Officer, Chairman of the Board and President of the Company and Chairman and Chief Executive Officer of each of the Company’s subsidiaries, from 1985 to July 1997, and Chairman of the Board until March 1998. Mr. Gibson also served as Chairman, President and Chief Executive Officer of Pacific Engineering & Production Co. of Nevada, the predecessor company to American Pacific Corporation, from April 1966 until May 1988. Until July 2002, Mr. Gibson was a Director of Nevada Power Company (now Sierra Pacific Resources), an electric utility for more than five years. Mr. Gibson has also been a Director of Cashman Equipment Company, a distributor of Caterpillar Equipment for more than five years. Mr. Gibson currently is a private consultant and serves as a consultant to the Company on an “as requested” basis. Mr. Gibson is the brother of John R. Gibson and Linda G. Ferguson.

John R. Gibson has been a Director of the Company since 1988. He currently serves as the Chief Executive Officer and Chairman of the Board. Mr. Gibson became Chief Executive Officer and President of the Company in July 1997 and was appointed Chairman of the Board in March 1998. As of October 2006, Mr. Gibson resigned his position as President with the appointment of Dr. Carleone to the office of President and Chief Operating Officer. Mr. Gibson also serves as the Chief Executive Officer and President of the Company’s wholly-owned subsidiaries, including Ampac-ISP Corp., since 2004, Ampac Farms, Inc. and American Pacific Corporation (Nevada), since 1997, and American Azide Corporation since 1993. Mr. Gibson was the Company’s Vice President-Engineering & Operations from March 1992 to July 1997. Prior to that time, Mr. Gibson was the Director of Modernization of USS-POSCO Industries, a finishing mill for flat rolled steel products, a position Mr. Gibson held for more than five years. Mr. Gibson is the brother of Fred D. Gibson, Jr. and Linda G. Ferguson.

Jan H. Loeb was elected as a Director of the Company in January 1997. Mr. Loeb is currently a Portfolio Manager for Amtrust Financial Group. Additionally, since November 2006, Mr. Loeb serves as a Director for Golftrust of America, Inc. He served as a Portfolio Manager for Chesapeake Partners from 2004 through 2005, and as a Managing Director of Jefferies & Company, Inc., a New York based investment firm from 2002 through 2004. From 1995 to 2002 Mr. Loeb was a Managing Director of Dresdner Kleinwort Wasserstein, Inc. (formerly known as Wasserstein Perella & Co., Inc.), a New York based investment banking firm.

Berlyn D. Miller was elected as a Director of the Company in November 1993. Mr. Miller was also a Director of Western Electrochemical Company, the Company’s former principal operating subsidiary, from 1989 until 1995.

Mr. Miller was the Chairman, President and Chief Executive Officer of ACME Electric of Las Vegas, Nevada, a construction contractor, until 1997, a position he held for more than five years. Mr. Miller is currently Chief Executive Officer of Berlyn Miller & Associates, a Government relations and business consulting firm.

Norval F. Pohl has been a Director of the Company since 1986. Dr. Pohl was also a Director of Western Electrochemical Company, the Company’s former principal operating subsidiary, from 1989 until 1995. From October 2000 to September 2006, Dr. Pohl served as President of the University of North Texas, where he also served as Provost and Executive Vice President from January 1999 through October 2000. He was the Vice President of Finance and Administration of the University of Nevada Las Vegas from 1994 to 1998, and also served as the Dean of its College of Business and Economics from 1986 to 1998. Dr. Pohl is also a Director of the Flagstaff Institute, in Flagstaff, Arizona, and a Director of the Professional Development Institute, in Denton, Texas.

C. Keith Rooker has been a Director of the Company since 1988. Mr. Rooker was the Executive Vice President of the Company from 1988 to July 1997, and was also a Vice President of the Company from 1985 to 1988 and the Company’s Secretary and General Counsel from 1985 to July 1997. Mr. Rooker has been a Partner in the Las Vegas, Nevada and Salt Lake City, Utah law firm of Rooker Morhman Rawlins & Bailey LLP for more than five years. The Company has retained this law firm in the past and during the current fiscal year.

Dean M. Willard was elected as a Director of the Company in January 1997. Mr. Willard is an executive, business owner and investor. He has been affiliated since 1999 with the Jordan Company LP, a New York based private equity investment company. Mr. Willard is primarily focused on a partnership with The Jordan Company where he manages an aerospace group of companies whose focus is the manufacture and supply management of non metallic materials used for the manufacture and maintenance of aerospace equipment. From August 1999 to December 2004, he served as Chairman and Chief Executive Officer of Permatex, Inc. and its parent company PBT Brands, Inc. Mr. Willard is Chairman of the Board of Advanced Chemistry and Technology Corporation, a supplier of specialty sealants, adhesives and primers to the aircraft market. He also serves as Chairman of the Board of Integrated Chemical Management Solutions Inc. and Reinhold Industries. Additionally, Mr. Willard serves on a number of other charitable and corporate boards including Sangha Associates, a family owned business which provides equity and management to various corporations.

Jane L. Williams was elected as a Director of the Company in November 1993. Ms. Williams was also a Director of Western Electrochemical Company, the Company’s former principal operating subsidiary, from 1989 until 1995. Ms. Williams is the President, Chairman and Chief Executive Officer of TechTrans International of Houston, Texas, a provider of technical language support services, a position she has held since 1993. Before founding TechTrans International, Ms. Williams was a consultant to businesses in the aerospace industry for more than five years.

Compensation of Directors

Directors of the Company (other than Mr. John R. Gibson, and as of October 15, 2006, Dr. Joseph Carleone) are compensated at the rate of $5,000 per quarter, plus $1,100 per meeting of the Company’s Board meeting attended, and $800 per committee meeting attended, and are reimbursed for expenses incurred in attending such meetings. Committee chairmen receive an additional $300 per committee meeting attended. In addition, Mr. Rooker bills the Company at his customary rates for legal services rendered to the Company and expenses incurred in connection therewith, although such services are less than 5% of his law firm’s total gross revenue.

Directors of the Company (other than Mr. John R. Gibson and Dr. Joseph Carleone) have been granted stock options under the 2002 Directors Stock Option Plan (the “2002 Directors Plan”). No options were granted under the 2002 Directors Plan during the fiscal year ended September 30, 2006. In September 2005, each such Director was granted options to purchase 10,000 shares of Common Stock at an exercise price of $6.34 per share. Additionally, in November 2004, each such Director was granted options to purchase 5,000 shares of Common Stock at an exercise price of $8.30 per share.

Standing Committees of the Board of Directors

The Committees of the Board of the Company consist of the following: the Audit Committee, the Corporate Governance Committee, the Environmental Oversight Committee, the Finance Committee, and the Pension Plan Committee. The membership and functions of these committees are described below.

		Corporate	Environmental
	Audit	Governance	Oversight	Finance	Pension Plan
Directors	Committee	Committee	Committee	Committee	Committee

Joseph Carleone(1)	X	X
Fred D. Gibson, Jr.			X	X
John R. Gibson					X
Jan H. Loeb	X	X	X	Chairman
Berlyn D. Miller	X	Chairman
Norval F. Pohl	Chairman	X
C. Keith Rooker			Chairman	X	X
Dean M. Willard	X	X	X
Jane L. Williams	X	X			Chairman

(1)	Joseph Carleone was a member of the Audit Committee and the Corporate Governance Committee from July 11, 2006 through October 15, 2006, at which time he resigned due to his appointment as Chief Operating Officer and President of the Company.

Audit Committee.  The Audit Committee consists of Norval F. Pohl, Chairman, Jan H. Loeb, Berlyn D. Miller, Dean M. Willard and Jane L. Williams, with Joseph Carleone serving from July 11, 2006 through October 15, 2006. The Audit Committee’s primary responsibilities include: (a) appointment, compensation and oversight of the Company’s independent auditors, who shall report directly to the Committee, including (i) prior review of the independent auditors’ plan for the annual audit, (ii) pre-approval of both audit and non-audit services to be provided by the independent auditors and (iii) annual assessment of the qualifications, performance and independence of the independent auditors; (b) overseeing and monitoring the Company’s accounting and financial reporting processes and internal control system, audits of the Company’s financial statements and the quality and integrity of the financial reports and other financial information issued by the Company; (c) providing an open avenue of communication among the independent auditors and financial and other senior management and the Board; (d) reviewing with management and, where applicable, the independent auditors, prior to release, required annual, quarterly and interim filings by the Company with the SEC and the type and presentation of information to be included in earnings press releases; (e) reviewing material issues, and any analyses by management or the independent auditors, concerning accounting principles, financial statement presentation, the adequacy of the Company’s internal controls and significant financial reporting issues and judgments and the effect of regulatory and accounting initiatives on the Company’s financial statements; (f) reviewing with the Company’s legal counsel any legal matters that could have a significant effect on the Company’s financial statements, compliance with applicable laws and regulations and inquiries from regulators or other governmental agencies; (g) reviewing and approving all related party transactions between the Company and any Director, executive officer, other employee or family member; (h) reviewing and overseeing compliance with the Company’s Standards of Business Conduct; (i) establishing procedures regarding the receipt, retention and treatment of, and the anonymous submission by employees of the Company of, complaints regarding the Company’s accounting, internal controls or auditing matters; and (j) reporting Audit Committee activities to the full Board and issuing annual reports to be included in the Company’s proxy statement.

The Board has determined that. Norval F. Pohl, Jan H. Loeb and Dean M. Willard are “audit committee financial experts” as defined in Item 401(h) of Regulation S-K. See descriptions of their relevant experiences above. See below the Report of the Audit Committee for the fiscal year ended September 30, 2006. During the Company’s fiscal year ended September 30, 2006, the Audit Committee held four meetings. The Audit Committee Charter can be found on the Company’s website at www.apfc.com.

Corporate Governance Committee.  The Corporate Governance Committee consists of Berlyn D. Miller, Chairman, Jan H. Loeb, Norval F. Pohl, Dean M. Willard and Jane L. Williams, with Joseph Carleone serving from July 11, 2006 through October 15, 2006. The Corporate Governance Committee is responsible for overseeing the Company’s compliance with policies and procedures respecting business ethics and conduct, identifying and proposing candidates to serve as Directors of the Company, recommending candidates to serve as executive officers of the Company, recommending the levels and types of executive compensation and overseeing the Company’s stock option plans. A copy of the Corporate Governance Committee Charter and the Company’s policy entitled “Standards of Business Conduct” may also be found on the Company’s website at www.apfc.com.

The Company has a policy with regard to the consideration of any Director candidates recommended by security holders. Nominations of persons for election to the Board of the Company may be made at a meeting of stockholders by any stockholder of the Company who is a stockholder of record at the time of giving of notice for such nomination, who shall be entitled to vote for the election of Directors at the meeting and who complies with the notice procedures below.

Nominations of Directors by stockholders must be made pursuant to timely notice in writing to the Secretary of the Company for bringing business before a meeting of stockholders. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company (a) in the case of an annual meeting, not less than 70 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting, and (b) in the case of a special meeting at which Directors are to be elected, not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Company’s books, of such stockholder and (ii) the class and number of shares of Common Stock which are beneficially owned by such stockholder and also which are owned of record by such stockholder; and (c) as to the beneficial owner, if any, on whose behalf the nomination is made, (i) the name and address of such person and (ii) the class and number of shares of Common Stock which are beneficially owned by such person. In addition, the Corporate Governance Committee also remains open to candidates for Directors. The Corporate Governance Committee considers multiple sources for identifying and evaluating nominees for Directors, including referrals from current Directors and stockholders.

The Corporate Governance Committee determines the required selection criteria and qualifications of Director nominees based upon the Company’s needs at the time nominees are considered. In general, nominees for Director should possess the highest personal and professional ethics, integrity, values and judgment and be committed to representing the long-term interests of the Company’s stockholders. The Corporate Governance Committee seeks to ensure that the composition of the Board at all times adheres to the independence requirements of The Nasdaq Stock Market, Inc. and reflects a range of talents, ages, skills, diversity, background, experience and expertise, particularly in the areas of management, leadership, corporate governance and experience in the Company’s and related industries, sufficient to provide sound and prudent guidance with respect to the operations and interests of the Company.

In addition to the above considerations, the Corporate Governance Committee will consider criteria such as judgment, skill, diversity, experience with businesses and other organizations of comparable size, experience as an executive with a publicly traded company, the interplay of the candidate’s experience with the experience of other Board members, the extent to which the candidate would be a desirable addition to the Board and any committees of the Board, and any other factors that the Corporate Governance Committee believes to be in the best interests of the Company and its stockholders. The Corporate Governance Committee will consider these same criteria for candidates regardless of whether the candidate was identified by the Corporate Governance Committee, by stockholders, or any other source. See below for the Report of the Corporate Governance Committee regarding executive compensation.

The Corporate Governance Committee held seven meetings during the Company’s fiscal year ended September 30, 2006.

Environmental Oversight Committee.  The Environmental Oversight Committee consists of C. Keith Rooker, Chairman, Fred D. Gibson, Jr., Jan H. Loeb, and Dean M. Willard. The Environmental Oversight Committee oversees the Company’s compliance with applicable environmental standards, statutes and regulations. The Environmental Oversight Committee held two meetings during the Company’s fiscal year ended September 30, 2006.

Finance Committee.  The Finance Committee consists of Jan H. Loeb, Chairman, Fred D. Gibson, Jr., and C. Keith Rooker. The Finance Committee oversees the Company’s treasury functions, including cash flow plans, proposed capital expenditures and acquisitions, tax planning and budgeting. The Finance Committee held one meeting during the Company’s fiscal year ended September 30, 2006.

Pension Plan Committee.  The Pension Plan Committee consists of Jane L. Williams, Chairman, John R. Gibson and C. Keith Rooker. The Pension Plan Committee administers the Company’s defined benefit pension plans and 401(k) plans and oversees the performance of the managers of pension plan assets. The Pension Plan Committee held one meeting during the Company’s fiscal year ended September 30, 2006.

Board of Director’s Meetings and Annual Meeting of Stockholders

A total of eight regularly scheduled and special meetings of the Company’s Board were held during the Company’s fiscal year ended September 30, 2006. Each Director attended at least 75 percent of the total of such meetings and of the meetings of all committees of the Board on which such Director served that were held during the period of time he or she was a Director and a member of such committees. Generally, all of the members of the Company’s Board have attended the Company’s annual meetings of stockholders in the past, and are generally expected to continue to do so in the future. Accordingly, the Company has not deemed it necessary to adopt a formal policy with respect to such attendance. All of the members of the Company’s Board, with the exception of Dean M. Willard and Dr. Joseph Carleone (who was not a member the Board at that time), attended the Company’s 2006 Annual Meeting of Stockholders.

Communications with the Board of Directors

The Board provides a process for stockholders to send communications to the Board or to any Director. Stockholders may send written communications to the Board or to any of its Directors by sending such communications in care of the Linda G. Ferguson, Corporate Secretary, American Pacific Corporation, 3770 Howard Hughes Parkway, Suite 300, Las Vegas, Nevada 89169. All such communications will be compiled by the Secretary of the Company and relayed promptly to the Board or the individual Directors.

MANAGEMENT

Executive Officers

The persons who were serving as executive officers of the Company as of January 19, 2007 are Joseph Carleone, Linda G. Ferguson, John R. Gibson, Dana M. Kelley, Robert Huebner and Aslam Malik. All officers are elected annually by the Board and serve until their respective successors have been duly elected and qualified. Dr. Carleone, Mr. Gibson, Ms. Kelley, and Dr. Malik serve under employment agreements discussed below.

For certain information concerning Joseph Carleone and John R. Gibson, see “The Directors,” above.

Linda G. Ferguson, age 64, is the Company’s Vice President — Administration since 1997 and Corporate Secretary since May, 2005, and was Assistant Corporate Secretary from 1997 until 2005. Ms. Ferguson has been employed by the Company since 1985 and served as the Vice President — Human Resources and Secretary for Western Electrochemical Company, the Company’s former principal operating subsidiary, from 1990 until 1994, and as Assistant Secretary of that subsidiary from 1995 until 1997. Ms. Ferguson is the sister of Mr. John R. Gibson and Mr. Fred D. Gibson, Jr.

Dana M. Kelley, age 43, was appointed as Vice President and Chief Financial Officer of the Company, effective as of October 1, 2006. Ms. Kelley was the acting Chief Financial Officer since March 25, 2006. Ms. Kelley performed financial consulting for the Company from July 2005 and was appointed Director of Finance on February 1, 2006. Ms. Kelley was employed by Shuffle Master, Inc. as Vice President of Finance and Corporate Controller from May 2002 through April 2005; UNOVA, Inc. as Corporate Controller from September 1999 through April 2002; and Deloitte and Touche LLP from September 1991 through September 1999, most recently as Audit Senior Manager.

Robert Huebner, age 53, has been the Company’s Vice President — Ampac-ISP Operations since October 1, 2004. The Ampac-ISP Operations was formerly the liquid propulsion division of Atlantic Research Corporation, a subsidiary of Aerojet-General Corporation, where Mr. Huebner served as Vice President from October 2003 through September 2004. Mr. Huebner also served in the capacity of Managing Director (1999 — 2001), Director of Program Management (2001 — 2002), and Vice President (2002 — 2003) for Atlantic Research Corporation, when it was a subsidiary of Sequa Corporation.

Aslam Malik, age 47, has served as the President of the Company’s wholly-owned subsidiary, Ampac Fine Chemicals, since December 2005. From 2003 to November 2005, Dr. Malik served as Vice President of Technology and Business Development of Aerojet Fine Chemicals, LLC, a business unit of GenCorp, Inc., and Vice President of GenCorp, Inc., a technology-based manufacturing company in aerospace and defense, pharmaceutical fine chemicals and automotive businesses. From August 2000 through July 2003, Dr. Malik served as a Director of Research and Development of Aerojet Fine Chemicals, LLC.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires certain of the Company’s officers, the Company’s Directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, Directors and greater than ten percent stockholders are required by the Commission’s regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the fiscal year ended September 30, 2006 there was compliance with all Section 16(a) filing requirements applicable to its officers, Directors and ten percent stockholders, except that (i) Mr. John R. Gibson, filed one Form 4 late in February 2006 (with respect to an open market purchase of the company’s Common Stock) due to a technical problem related to Mr. Gibson’s SEC access codes; (ii) Mr. Berlyn D. Miller, filed one Form 4 late in March 2006 (with respect to an open market purchase of the Company’s Common Stock) due to the departure of Seth Van Voorhees, to whom the notification of purchase had been communicated; (iii) Ms. Dana M. Kelley filed one Form 3 late in April 2006 due to a delay in obtaining her SEC access codes; and (iv) Mr. Aslam Malik filed one Form 4 late in May 2006 (with respect to an open market purchase of Company stock) due to a delay in confirming the number of the Company’s Common Stock held in Dr. Malik’s 401(k) account.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

The following table sets forth, for the fiscal years ended September 30, 2006, 2005 and 2004, the aggregate compensation paid or accrued with respect to the Company’s Chief Executive Officer who served in such capacity at any time during fiscal year 2006 and the four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers as of September 30, 2006, and the Company’s former Chief Financial Officer, who resigned from the Company in March, 2006, (together, the “Named Executive Officers”), based upon salary and bonus earned by such executive officers and individuals in fiscal year 2006.

								Long-Term
		Annual Compensation						Compensation
						Other Annual		Awards
Name and	Fiscal	Salary		Bonus		Compensation		Securities Underlying
Principal Position	Year	($)(1)		($)		($)		Options (#)

John R. Gibson(2)	2006	427,000		—		—		—
Chairman of the Board and Chief	2005	413,000		—		—		50,000
Executive Officer, and until	2004	406,000		—		—		—
October 15, 2006, President

James J. Peveler(3)	2006	233,000		—		—		—
Senior Vice President	2005	230,000		—		—		—
until December 31, 2006	2004	231,000		—		—		—

Aslam Malik	2006	220,000		217,688	(4)	8,100	(5)	7,500
President — Ampac	2005	—		—		—		—
Fine Chemicals	2004	—		—		—		—

Seth L. Van Voorhees	2006	169,000		—		29,000	(7)	—
Vice President, Chief Financial	2005	297,000		80,000	(6)	48,000	(7)	40,000
Officer and Treasurer until March 25, 2006	2004	172,000		—		—		—

Dana M. Kelley(8)	2006	164,000	(9)	—		—		—
Vice President, Chief Financial	2005	—		—		—		—
Officer and Treasurer	2004	—		—		—		—
since October 1, 2006

Robert Huebner	2006	151,000		29,800	(10)	11,300	(11)	—
Vice President — Ampac-ISP	2005	146.000		15,000		10,800	(11)	15,000
Operations	2004	—		—		—		—

(1)	The Company provides an automobile benefit for certain of its officers. After reasonable inquiry, the Company has concluded that the aggregate amount of such compensation for any Named Executive Officer does not exceed the lesser of $50,000 or 10 percent of the total of annual salary and bonus reported for the Named Executive Officer.

(2)	The cash compensation reported for Mr. John R. Gibson does not include compensation paid to Mr. Gibson’s sister, Ms. Linda G. Ferguson, the Company’s Vice President-Administration and Secretary, or to Mr. Gibson’s son, Jeffrey M. Gibson, the Company’s Vice President-Chief Technical Officer.

(3)	Mr. Peveler served as Senior Vice President from August 2006 until his retirement on December 31, 2006.

(4)	The bonus reported for Aslam Malik in 2006 represents compensation under the Incentive Compensation Plan for the Company’s Fine Chemicals segment.

(5)	Other annual compensation for Dr. Malik is comprised of 401(k) company matching contributions of $8,100 for the year ending September 30, 2006.

(6)	The bonus reported for Dr. Seth L. Van Voorhees in 2005 represents compensation for completing the acquisition of the Company’s ISP acquisition, and in 2006 for completing the acquisition of the Company’s AFC acquisition.

(7)	The other annual compensation reported represents (i) payment of commuting (i.e. air travel expenses on commercial aircrafts) and related lodging expenses for Dr. Seth L. Van Voorhees of $29,000 for fiscal year 2006 and $44,200 for fiscal year 2005 and (ii) payments made on behalf of Dr. Van Voorhees of $3,800 in 2005 for taxes payable as a result of this Company-paid commuting and related lodging expenses.

(8)	Ms. Kelley provided accounting and financial consulting services to the Company from July 2005 through January 2006, when she joined the Company as Director of Finance. Ms. Kelley’s consulting services were provided through Resources Global Professionals, a firm that provides accounting and finance, human capital, information management, supply chain management, internal audit/risk management, and legal services on a project basis. Ms. Kelley has no ownership or management interests in Resources Global Professionals.

(9)	Includes $118,000 paid directly to Ms. Kelley as salary for her services as Director of Finance from February 1, 2006 until March 27, 2006 and as Acting Chief Financial Officer from March 27, 2006 through September 30, 2006. Ms. Kelley also received $46,000 in compensation from Resources Global Professionals for consulting services she provided to the Company, however the amount paid to Resources for such services was greater.

(10)	The bonus reported for Robert Huebner in 2006 represents compensation under the Incentive Compensation Plan for the Company’s Aerospace Equipment segment.

(11)	Other annual compensation for Mr. Huebner is comprised of 401(k) company matching contributions of $6,500 and $6,800 for the years ending September 30, 2005 and 2006, respectively, and 401(k) lump-sum contributions of $4,300 and $4,500 for the years ending September 30, 2005 and 2006, respectively.

Employment and Severance Agreements

Mr. John R. Gibson is employed under an employment agreement (“Gibson Employment Agreement”) that was amended effective January 1, 2002, as the Chairman of the Board, President and Chief Executive Officer. The Gibson Employment Agreement provides for an initial term until December 31, 2004, which term shall automatically extend, in the absence of notice to the contrary, from year to year for a total three-year period, to and including the year in which Mr. Gibson attains the age of 70. Notwithstanding the above, this employment contract shall end on December 31 of the year in which Mr. Gibson attains age 70. Pursuant to the Gibson Employment Agreement, Mr. Gibson is paid a base salary as determined by the compensation committee of the Board from time to time. This base salary is subject to review by the compensation committee of the Board on or about June 1 of each calendar year. Furthermore, Mr. Gibson shall be eligible to participate in the Company’s benefit plans and to receive perquisites of employment at least equal to those provided to other Company officers.

The Gibson Employment Agreement is automatically terminated upon the death of Mr. Gibson and may be terminated by the Company if, in the sole opinion of the Company, Mr. Gibson shall be prevented from properly performing his duties under the Gibson Employment Agreement by reason of any physical or mental incapacity for a period of more than 90 days in the aggregate in any twelve-month period. Furthermore, the Company may terminate the Gibson Employment Agreement at any time upon giving 30 days’ prior written notice to Mr. Gibson if termination is without cause, or without prior notice if termination is for cause (as defined in the Gibson Employment Agreement). Mr. Gibson may also terminate the Gibson Employment Agreement at any time upon providing 30 days’ written notice to the Company if termination is without good reason, or upon giving 90 days’ prior written notice to the Company within 60 days of the event giving rise to the good reason for termination, with an opportunity for the Company to remedy the situation, if termination is with good reason (as defined in the Gibson Employment Agreement).

In the event the Company terminates the Gibson Employment Agreement without cause, or elects to cease the automatic renewal of Mr. Gibson’s employment contract pursuant to its terms, or if Mr. Gibson terminates the Gibson Employment Agreement for good reason, Mr. Gibson will be entitled to receive severance payments in the form of salary continuation for three years (“Gibson Severance Period”), payable on the Company’s normal payroll schedule. During the Gibson Severance Period, Mr. Gibson will also continue to receive perquisites of employment that he would have received had he remained employed as the Company’s Chairman of the Board, President and

Chief Executive Officer. The Company shall also provide Mr. Gibson and his covered dependents, if any, with continuing health insurance coverage throughout the Gibson Severance Period and upon conclusion of such period, Mr. Gibson is eligible to elect to convert his health insurance benefits under COBRA for a period of up to 18 months. In addition, all shares of stock and all unexercised options granted to Mr. Gibson that are unvested shall become fully vested and exercisable.

In the event that the Company engages in a sale of all or substantially all of its assets, any other corporate transaction that results in a change of control, or pays out cash dividends that, in the aggregate with all other dividends paid in any twelve-month period, is greater than the combined earnings of the Company for the Company’s two fiscal years prior to such dividend payment date (a “Corporate Transaction”), Mr. Gibson will be entitled to elect to terminate the Gibson Employment Agreement, and to receive the severance benefits described in the previous paragraph (the “Gibson Corporate Transaction Severance”), whether or not Mr. Gibson was terminated in connection with the Corporate Transaction. In addition, if the Gibson Corporate Transaction Severance would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, then Mr. Gibson will be entitled to an additional gross-up payment such that the after tax amount of such gross-up payment shall equal the excise tax.

The Gibson Employment Agreement also restricts Mr. Gibson from competing with the Company under certain circumstances during his employment with the Company and for the Gibson Severance Period, if he is to receive the corresponding severance, or for a period of two years after termination of employment.

Dr. Aslam Malik joined the Company in November 2006, as a result of the acquisition of the Aerojet Fine Chemicals business of GenCorp, Inc. In accordance with the terms of his offer of employment, Dr. Malik is provided a two year severance arrangement equal to the value of twenty-four months of his base pay, which equaled $18,750 per month as of September 30, 2006, or $225,000 annually. This severance arrangement is applicable if Dr. Malik is involuntarily terminated not-for-cause, and may be further subject to a severance plan document currently under development.

Ms. Dana M. Kelley is employed under an employment agreement (the “Kelley Agreement”) that became effective March 27, 2006. As previously reported, Ms. Kelley was appointed as Vice President and Chief Financial Officer of the Company on October 1, 2006, and as a result, her annual base salary increased to $185,000. She also receives benefits offered to other employees of the Company, including health care and pension benefits. Ms. Kelley was also granted 9,000 stock options effective October 1, 2006.

Dr. Joseph Carleone is employed under an Employment Agreement (“Carleone Employment Agreement”) that became effective on October 15, 2006, pursuant to his appointment as the President and Chief Operating Officer of the Company. The Carleone Employment Agreement provides for an initial term until September 30, 2009, which term shall automatically extend, in the absence of notice to the contrary, from year to year for a total three-year period. Pursuant to the Carleone Employment Agreement, Dr. Carleone is paid an annual base salary of $306,800 (which includes an automobile allowance of $16,800) or such higher salary as determined by the compensation committee of the Board from time to time. This base salary is subject to review by the compensation committee of the Board on the annual anniversary of employment. Furthermore, Dr. Carleone shall be eligible to participate in the Company’s benefit plans and to receive perquisites of employment at least equal to those provided to other officers of the Company.

The Carleone Employment Agreement is automatically terminated upon the death of Dr. Carleone and may be terminated by the Company if, in the sole opinion of the Company, Dr. Carleone shall be prevented from properly performing his duties under the Carleone Employment Agreement by reason of any physical or mental incapacity for a period of more than 90 days in the aggregate in any twelve-month period. Furthermore, the Company may terminate the Carleone Employment Agreement at any time for its convenience, or without prior notice if termination is for cause (as defined in the Carleone Employment Agreement). Dr. Carleone may also terminate the Carleone Employment Agreement at any time upon providing 30 days’ written notice to the Company if termination is at his convenience, or upon giving 90 days’ prior written notice to the Company, if anyone other than Dr. Carleone succeeds the current incumbent as Chief Executive Officer of the Company (“Change in Leadership”).

In the event the Company terminates the Carleone Employment Agreement at its convenience prior to September 30, 2009, or if Dr. Carleone terminates the Carleone Employment Agreement due to a Change in Leadership, or the occurrence of a “change of control” or a “corporate transition” (both as defined in the Carleone Employment Agreement) of the Company, regardless of whether Dr. Carleone was terminated in connection with this change, Dr. Carleone will be entitled to receive severance payments in the form of salary continuation for three years (“Carleone Severance Period”), payable on the Company’s normal payroll schedule, provided that this payment will be off-set by income earned from any source during the third year of the Carleone Severance Period. In addition, the Company will pay Dr. Carleone a monthly amount equal to the cost of COBRA under the medical plans offered by the Company for a period of 18 months. In addition, all shares of stock and all unexercised options granted to Dr. Carleone that are unvested shall become fully vested and exercisable.

The Carleone Employment Agreement also restricts Dr. Carleone from competing with the Company under certain circumstances during his employment with the Company and for the Carleone Severance Period, if he is to receive the corresponding severance, or for a period of two years after termination of employment.

Finally, Dr. Carleone received $50,000 as a hiring incentive, which will need to be repaid should Dr. Carleone voluntarily terminate his employment with the Company within 12 months, and reimbursement of certain relocation expenses. Dr. Carleone was also granted 10,000 stock options upon commencement of his employment.

Effective March 25, 2006, the employment of Dr. Seth Van Voorhees, as our Chief Financial Officer, Vice President and Treasurer, terminated. Dr. Van Voorhees was employed by us pursuant to an employment agreement dated December 1, 2005 (the “Van Voorhees Employment Agreement”), the terms of which were defined in the Company’s Proxy Statement for its 2006 Annual Meeting of Stockholders. Under the Van Voorhees Employment Agreement, if Dr. Van Voorhees was terminated without cause or if Dr. Van Voorhees terminated his employment for good reason, Dr. Van Voorhees was entitled to receive severance payments in the form of salary continuation for three years. In addition, all unvested stock options granted to Dr. Van Voorhees would become fully vested. These severance benefits were not available to him if employment was terminated by us for cause, or if Dr. Van Voorhees terminated his employment without good reason. On December 6, 2006, the Company reached a settlement with Dr. Van Voorhees, in which the Company agreed to pay Dr. Van Voorhees $600,000, and the parties agreed to enter into a standard mutual release of the Van Voorhees Employment Agreement. In addition, the Company shall enter into a consulting agreement with Dr. Van Voorhees, for a period of two years, whereby Dr. Van Voorhees may act as financial advisor to the Company under customary industry terms.

Stock Options

The following table sets forth information with respect to stock options and warrants granted to the Named Executive Officers in fiscal year 2006:

Option Grants in Last Fiscal Year

	Number of	% of Total		Market
	Securities	Options		Price on		Potential Realized Value at Assumed Annual Rates
	Underlying	Granted to	Exercise	Date of		of Stock Price Appreciation
	Options	Employees in	Price	Grant	Expiration	for Option Term(1)
Name	Granted (#)	Fiscal Year	($/Sh)	($/Sh)	Date	5% ($)	10% ($)	0% ($)

John R. Gibson	0	0%	—	—	—	—	—	—
Dana M. Kelley	0	0%	—	—	—	—	—	—
Robert Huebner	0	0%	—	—	—	—	—	—
Aslam Malik(2)	7,500	20%	$4.21	$4.21	11/30/2015	$20,000	$50,000	$0
James J. Peveler	0	0%	—	—	—	—	—	—
Seth L. Van Voorhees	0	0%	—	—	—	—	—	—

(1)	Potential realizable value is based on the assumption that the price of the Common Stock appreciates at the rates shown, compounded annually, from the date of grant until the end of the option term. The values are calculated in accordance with rules promulgated by the SEC and do not reflect the Company’s estimate of future stock price appreciation.

(2)	On November 30, 2005, Dr. Malik was granted options to purchase 7,500 shares of Common Stock. The options are exercisable into one share of Common Stock per option, have an exercise price of $4.21 per share, a term of 10 years and are exercisable 50% immediately and 50% on the first anniversary of the date of grant.

The following tables provide information with respect to the Named Executive Officers concerning options exercised during the Company’s fiscal year ended September 30, 2006, unexercised options held as of September 30, 2006, and the Company’s equity compensation plans as of September 30, 2006. During the fiscal year ended September 30, 2006, options to acquire 37,500 shares of Common Stock were issued to Employees of the Company under the Company’s 2001 Stock Option Plan, and no options were issued to Directors of the Company under the 2002 Directors Stock Option Plan.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

Value of
			Number of	Unexercised
			Securities Underlying	In-the-Money
			Unexercised Options	Options at Fiscal
			at Fiscal Year-End	Year-End(1)
			(#)	($)
	Shares Acquired	Value Realized	Exercisable /	Exercisable /
Name	on Exercise (#)	($)	Unexercisable	Unexercisable

John R. Gibson	—	—	100,000 / 0	$66,000 / 0
Dana M. Kelley	—	—	0 / 0	0 / 0
Robert Huebner	—	—	15,000 / 0	$20,000 / 0
Aslam Malik	—	—	7,500 / 0	$26,000 / 0
James J. Peveler	—	—	10,000 / 0	$14,000 / 0
Seth L. Van Voorhees	20,000	$35,400	0 / 0	0 / 0

(1)	On September 30, 2006, the closing price of the Company’s Common Stock on the Nasdaq Stock Market® was $7.66 per share.

Retirement Benefits

The Company maintains three defined benefit pension plans which cover substantially all of its U.S. employees, excluding employees of the Aerospace Equipment Segment: the American Pacific Corporation Defined Benefit Pension Plan (“Ampac Plan”), the Ampac Fine Chemical LLC Pension Plan for Salaried Employees (“AFC Salaried Plan”), and the Ampac Fine Chemical LLC Pension Plan for Bargaining Unit Employees (“AFC Bargaining Plan”). The AFC Salaried Plan and the AFC Bargaining Plan were established in connection with the acquisition of the Ampac Fine Chemicals (“AFC”) business and include the assumed liabilities for pension benefits to existing AFC employees at the acquisition date. Additionally, the Company maintains the American Pacific Corporation Supplemental Executive Retirement Plan (the “SERP”).

Ampac Plan — Under the Ampac Plan, eligible employees, including employees who are Directors and executive officers, are entitled to receive a pension benefit based upon their years of service and their Average Compensation. The term “Average Compensation” is defined to be the average of the employee’s earnings for the sixty consecutive months of employment during which the employee’s compensation was the highest, subject to applicable limitations provided by law. Effective January 1, 1994, the applicable limitation on compensation was $150,000 subject to adjustment for inflation in future years. During the calendar year 2006, the applicable limitation, adjusted for inflation, amounted to $220,000. The annual retirement benefit provided under the Ampac Plan is two percent of each employee’s Average Compensation, plus 0.65 percent of each employee’s Average Compensation in excess of the applicable covered compensation, for each year of service, up to 20. The covered compensation is derived from the 1988 social security tables and depends upon each individual’s year of birth. The maximum benefit under the Ampac Plan is limited to the lesser of 100 percent of Average Compensation or the sum of $90,000, as adjusted for inflation. Legislation that became effective on January 1, 2002 increased this figure to $160,000, subject to adjustment for inflation in future years. During calendar year 2006, the $160,000 figure, adjusted for inflation, amounted to $175,000. Eligible employees become vested in their pension benefits as they complete years of service in the employ of the Company or its subsidiaries, and are fully vested after seven years of service with the Company and its subsidiaries.

The following table presents the noncontributory annual benefits payable for life under the Ampac Plan to eligible employees, assuming normal retirement at age 65 during the Company’s current fiscal year under a single life annuity. The amounts shown below represent the application of the pension plan formula to the amounts of compensation and years of service shown. The amounts shown below do not include social security benefits upon retirement. Nor does the Ampac Plan give credit for years of service in excess of 20. Benefits payable under the Ampac Plan must be in compliance with the applicable guidelines or maximums prescribed in the Employee Retirement Income Security Act of 1974, as currently stated or as adjusted from time to time. The amounts shown below do not anticipate future changes in salary levels or inflation. All benefits shown are for an employee born in 1941 (age 65 in 2006). Benefits for employees born later may be lower.

AMPAC PLAN TABLE

	Years of Service
Average Compensation	15	20	25

$125,000	46,295	61,726	61,726
150,000	56,232	74,976	74,976
175,000	66,170	88,226	88,226
220,000	84,057	112,076	112,076

The following Named Executive Officers are participants in the Ampac Plan and as of September 30, 2006, have obtained credited years of service as indicated: John R. Gibson, 15 years, Dana M. Kelley, 1 year, and James J. Peveler, 24 years.

AFC Salaried Plan — Under the AFC Salaried Plan, eligible employees, including employees who are Directors and executive officers, are entitled to receive a pension benefit based upon their years of service and their earnings or Average Earnings. The term “Average Earnings” is defined to be the average of a Participant’s earnings for the five consecutive plan years that produces the greatest average, subject to applicable limitations provided by law. Effective January 1, 1994, the applicable limitation on compensation was $150,000 subject to adjustment for inflation in future years. During the calendar year 2006, the applicable limitation, adjusted for inflation, amounted to $220,000. The annual retirement benefit provided under the plan is the Accrued benefit at 11/30/2005 earned under the GenCorp Program “D”, plus 1.625% of each year’s Annual Earnings up to Average Social Security Wage Base (ASSWB) for service up to 35, plus 2.0% of each year’s Annual Earnings in excess of ASSWB for service up to 35, plus 2.0% of each year’s Annual Earnings for service over 35 years. The ASSWB is the average of all the Social Security Wage Bases over a 35-year period, rounded to a multiple of $600. The minimum benefit is equal to 1.125% of Average Earnings up to ASSWB times years of Credited Service up to 35 years, plus 1.5% of Average Earnings in excess of ASSWB times Credited Service up to 35 years, plus 1.5% of Average Earnings times Credited Service over 35 years. The maximum benefit under the AFC Salaried Plan is limited to the lesser of 100 percent of Average Compensation or the sum of $90,000, as adjusted for inflation. Legislation that became effective on January 1, 2002 increased this figure to $160,000, subject to adjustment for inflation in future years. During calendar year 2006, the $160,000 figure, adjusted for inflation, amounted to $175,000. Eligible employees become vested in their pension benefits as they complete years of service in the employ of the Company or its subsidiary corporations, and are fully vested after five years of cumulative service with the Company and its subsidiary corporations.

The following table presents the noncontributory annual benefits payable for life under the AFC Salaried Plan to eligible employees, assuming normal retirement at age 65 during the Company’s current fiscal year under a single life annuity. The amounts shown below represent the application of the pension plan formula to the amounts of earnings and credited service shown. The amounts shown below do not include social security benefits upon retirement. Benefits payable under the pension plan must be in compliance with the applicable guidelines or maximums prescribed in the Employee Retirement Income Security Act of 1974, as currently stated or as adjusted from time to time. The amounts shown below are based on the minimum average earnings formula and do not anticipate future changes in salary levels or inflation. All benefits shown are for an employee born in 1941 (age 65 in 2006).

AFC SALARIED PLAN

	Years of Service
Average Earnings	15	30	40

$125,000	25,526	51,053	68,936
150,000	31,151	62,303	83,936
175,000	36,776	73,553	98,936
220,000	46,901	93,803	125,936

The following Named Executive Officer is a participant of the AFC Salaried Plan and as of September 30, 2006, had obtained credited years of service as indicated: Aslam Malik, 15 years.

SERP — John R. Gibson also participates in the SERP. The SERP provides total annual retirement benefits, including annual retirement benefits provided under the Company’s Ampac Plan, equal to 60 percent of Average Compensation. The SERP defines Average Compensation as the average of the employee’s earnings for the three consecutive years of employment during which the employee’s compensation was the highest. Vesting in the SERP occurs over a 10-year period subject to meeting certain age plus years of service requirements. As of September 30, 2006, and assuming ten years of service and meeting the age plus years of service requirements, annual benefits payable in the form of a single life annuity under the SERP at the age of 69 were approximately $180,000 to Mr. Gibson. At September 30, 2006, Mr. Gibson was 100 percent vested in the above annual SERP benefits.

The SERP benefits referred to above are in addition to the annual benefits currently accrued under the Ampac Plan and do not anticipate future changes in salary levels or inflation.

Robert Huebner is not a participant in any of the Company’s pension plans.

REPORT OF THE CORPORATE GOVERNANCE
COMMITTEE REGARDING EXECUTIVE COMPENSATION

Executive Compensation Principles

The Company’s executive compensation is based upon guiding principles designed to align executive compensation with the values, objectives, and business and financial performance of the Company, and to motivate the Company’s officers and key employees to achieve the Company’s goals of providing the Company’s stockholders with a competitive return on their investments, while at the same time providing the Company’s customers with quality products. Toward that end, the Company’s executive compensation is designed to attract and retain highly qualified individuals who are capable of making significant contributions to the long-term success of the Company; promote a performance-oriented environment that encourages Company and individual achievement; reward executive officers for long-term strategic management and the enhancement of stockholder value; and provide levels of total compensation that are competitive with those provided by other companies with which the Company may compete for executive talent.

Executive Compensation

The Company’s executive compensation consists of cash, equity-based compensation and other benefits. The Corporate Governance Committee of the Board is responsible for establishing and administering the policies that govern such cash, equity-based compensation and other benefits. The Corporate Governance Committee is responsible for reviewing the Company’s executive compensation on at least an annual basis to ensure conformance to the Company’s executive compensation principles. Annual base salary increases reflect an individual’s performance and contribution to the Company over several years.

Cash Compensation.  The Corporate Governance Committee oversees base salary compensation of the Company’s executive officers after considering rates of compensation then being paid by the Company, as well as salary trends, overall performance and compensation levels for comparable positions in the industry. Salary levels were also influenced by the Company’s continuing focus on cost containment. The Company does not currently have a corporate-wide annual bonus plan, it does, however, have an incentive compensation plan established for its in-space propulsion business (“ISP”), which is applicable to Robert Huebner, and an incentive compensation plan established for its fine chemicals business (“AFC”), which is applicable to Aslam Malik. Except as provided in the Company’s 2001 Stock Option Plan, the Company has not established a policy with regard to Section 162(m) of the Internal Revenue Code of 1986, as amended, because the Company has not paid, and does not currently anticipate paying, compensation in excess of $1 million per annum to any employee.

Equity Based Compensation.  The Company’s stock option plans are designed to advance the long-term interests of the Company by aligning the long-term interests of the Company’s executive officers with those of the Company’s stockholders by providing executive officers with an opportunity to build a meaningful equity position in the Company. The Board or a committee thereof has in the past made grants of stock options to its executive officers. The Corporate Governance Committee may recommend additional grants of stock options in the future. No outstanding stock options were re-priced or modified during the Company’s fiscal year ended September 30, 2006.

Other Benefits.  The Company provides various employee benefit programs to its executive officers, including medical insurance benefits, life insurance benefits, retirement benefits, including the American Pacific Corporation Defined Benefit Pension Plan, the Ampac Fine Chemical LLC Pension Plan for Salaried Employees, and the Ampac Fine Chemicals LLC Pension Plan for Bargaining Unit Employees (collectively the “Pension Plans”), and the SERP. Except for the SERP, which is designed to provide certain retirement benefits as described on page 20, and a few non-material perquisites provided to certain executive officers, these benefit programs are generally available to all employees of the Company, however, the ISP employees elected not to participate in the Pension Plans.

Employee 401(k) contributions for ISP and AFC are matched by the Company. Such matching contributions are applicable to Robert Huebner and Aslam Malik, respectively. In addition, the Company provides to ISP employees, in lieu of participation in the Pension Plans, a lump-sum contribution made at the conclusion of the fiscal year into each employee’s 401(k) account. The lump-sum contribution is equivalent to 3% of the employee’s base salary. This benefit is applicable to Robert Huebner.

Compensation of Chief Executive Officer.  Mr. John R. Gibson was the Company’s Chief Executive Officer for the fiscal year 2006. Mr. Gibson received $427,000 cash compensation. The Corporate Governance Committee determined the Chief Executive Officer’s compensation after considering the same factors used to determine the compensation of other executive officers. In determining the cash compensation for Mr. Gibson, the Corporate Governance Committee evaluated his performance by considering the Company’s financial and operating performance for the prior fiscal year as well as the leadership of Mr. Gibson, his ability to foster and maintain a strong, positive and high-integrity culture, and his continued ability to contain cost and develop and implement strategies to enhance stockholder value over the long term. The Corporate Governance Committee also considered the personal performance of Mr. Gibson in a number of additional areas, including growth, innovation, productivity improvement, new ventures, organizational development, diversity and customer and stockholder relations.

Summary.  It is the opinion of the Corporate Governance Committee that the executive compensation policies and programs in effect for the Company’s executive officers provide an appropriate level of total remuneration that properly aligns the Company’s performance and interests of the Company’s stockholders with competitive executive compensation in a balanced and reasonable manner.

CORPORATE GOVERNANCE COMMITTEE

Berlyn D. Miller, Chairman
Joseph Carleone*
Jan H. Loeb
Norval F. Pohl
Dean M. Willard
Jane L. Williams

*	Dr. Carleone resigned from the Corporate Governance Committee on October 15, 2006

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Directors who served on the Corporate Governance Committee during the fiscal year ended September 30, 2006 were Berlyn D. Miller, Chairman, Joseph Carleone, Jan H. Loeb, Norval F. Pohl, DeanvM. Willard and Jane L. Williams. No member of the Corporate Governance Committee was an officer or employee of the Company or any of its subsidiaries during fiscal year 2006, nor was any member formerly an officer of the Company or any of its subsidiaries. No executive officer of the Company serves as a member of the Board or compensation committee of any entity that has one or more executive officers serving as a member of the Board or the Corporate Governance Committee of the Company. On October 15, 2006, Dr. Carleone resigned from the Corporate Governance Committee as a result of his appointment as Chief Operating Officer and President of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Indebtedness of Directors and Executive Officers

On June 16, 1993, James J. Peveler borrowed the sum of $100,000 from the Company. On September 27, 1993, Mr. Peveler borrowed an additional $40,000. Mr. Peveler’s loans were evidenced by two unsecured promissory notes payable to the Company (the “Peveler Notes”), which bore interest at the prime rate and were payable upon demand. As of September 30, 2005, the total balance owed by Mr. Peveler under the Peveler Notes, including accrued interest, was $229,000. The Peveler Notes were subsequently paid in full on September 21, 2006, by Mr. Peveler.

Transactions with Management and Others

As discussed above, Mr. Fred D. Gibson, Jr., serves as a consultant to the Company on an “as requested” basis. Payments made to Mr. Fred D. Gibson, Jr., including expense reimbursements for consulting services, were $71,000 during fiscal 2005, and $52,000 during fiscal 2006. Mr. Rooker is a partner at the law firm Rooker Mohrman Rawlins & Bailey LLP which provided legal services to the Company during both fiscal 2005 and 2006. These legal services are billed to the Company at the firm’s customary rate. Such fees paid to the law firm of $40,000 and $34,000, respectively, did not exceed 5% of the law firm’s gross revenues for either of the 12 months ended September 30, 2005 or 2006.

The Company is the General Partner of Gibson Business Park Associates 1986-1, a Nevada limited partnership (the “Limited Partnership”). The Company owns a 70% interest in the capital and profits of the Limited Partnership. The remaining 30% is owned as follows: 10% by Fred D. Gibson, Jr., 10% by C. Keith Rooker, 5% by the estate of the late Audrey B. Gibson (the wife of deceased former officer and Director of the Company, James I. Gibson, and sister-in-law to Fred D. Gibson, Jr. and John R. Gibson), 2% by James B. Gibson (former Associate General Counsel of the Company, and a nephew of Fred D. Gibson, Jr. and John R. Gibson), and 3% by other former Directors of the Company.

Since July, 1990, the Company has been subject to a lease agreement, which extends through February, 2009, with 3770 Hughes Parkway Associates Limited Partnership, a Nevada limited partnership (“Hughes Parkway”), pursuant to which the Company leased the third floor of a three-story building owned by Hughes Parkway. The Company presently sublets approximately 16% of the total leased space.

Hughes Parkway was established as a limited partnership with Crescent Real Estate Equities Limited Partnership (“Crescent Real Estate Equities”), a Delaware limited partnership, as the general partner, and the Limited Partnership as the sole limited partner, owning a 33% interest in Hughes Parkway. The Limited Partnership purchased its interest in Hughes Parkway in July 1990, by paying the sum of approximately $1.0 million. The Company contributed 70% of this amount and, accordingly, acquired a 70% interest in the Limited Partnership. The remaining 30% was contributed by the aforementioned limited partners in the Limited Partnership.

In October 2005, the Limited Partnership sold its interest in Hughes Parkway, which resulted in a cash distribution to the Company of $2.4 million. The Company retained 70% of this amount and, the remaining 30% was distributed to the limited partners in the Limited Partnership, as identified above.

Executive Compensation and Other Information

See also “Employment and Severance Agreements” above.

PERFORMANCE GRAPH

The following graph shows a five-year comparison of cumulative total returns for the Company’s Common Stock, the Wilshire 5000 Index, the Wilshire Specialty Chemicals Index, the S & P SmallCap 600 Index and the S & P Specialty Chemicals Index.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
Among American Pacific Corporation, The S & P Smallcap 600 Index, the Whilshire 5000 Index,
the S & P Specialty Chemicals Index and the Wilshier Specialty Chemicals Index

*	$100 invested on 9/30/01 in stock or index-including reinvestment of dividends. Fiscal year ending September 30. Copyright © 2007, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter adopted by the Board, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. A copy of the amended and restated Audit Committee Charter is provided on the Company’s website at www.apfc.com.

The audit committee report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not incorporated by reference in any of our company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, as amended, whether made before or after this filing and irrespective of any general language to the contrary.

In accordance with its written charter adopted by the Board, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. Additionally, the Audit Committee must pre-approve all audit and non-audit services performed by the Company’s independent auditors. Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The Company’s independent auditors, Deloitte & Touche LLP, are responsible for auditing those financial statements. The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing and their functions are not intended to duplicate or to certify the activities of management and the independent auditors. Rather, we rely, without independent verification, on the information provided to us and on the representations made by management and the independent auditors. During fiscal 2006, the Committee met four times.

The audit committee hereby reports as follows:

We have reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended September 30, 2006.

We have discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

We have received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, and have discussed with the auditors their independence.

Based on the reviews and discussions referred to above, we recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006 for filing with the SEC.

We have received and reviewed a report by Deloitte & Touche LLP regarding: (a) critical accounting policies and practices; (b) alternative treatment of financial information; and (c) other written communications between the Company’s independent auditor and the Company’s management.

We have also considered whether the provision of services by Deloitte & Touche LLP, other than services related to the audit of the financial statements referred to above and the review of interim financial statements included in the Company’s quarterly reports on Form 10-Q for the most recent fiscal year, is compatible with maintaining the independence of Deloitte & Touche LLP.

Submitted by the Audit Committee of the Board for the fiscal year ended September 30, 2006.

AUDIT COMMITTEE

Norval F. Pohl, Chairman
Joseph Carleone*
Jan H. Loeb
Berlyn D. Miller
Dean M. Willard
Jane L. Williams

*	Dr. Carleone resigned from the Corporate Governance Committee on October 15, 2006

ITEM NO. 2 — RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS
INDEPENDENT PUBLIC ACCOUNTANTS

The firm of Deloitte & Touche LLP served as the Company’s independent auditors for the fiscal year ended September 30, 2006. The Audit Committee of the Board has appointed Deloitte & Touche LLP as the Company’s independent public accountants for the fiscal year ending September 30, 2007. For the fiscal year ending September 30, 2007, Deloitte & Touche LLP has been engaged by the Audit Committee to audit the Company’s annual financial statements, review the Company’s quarterly financial statements and audit the Company’s 401(k) plans and the Pension Plans. The Audit Committee approves all fees paid to Deloitte & Touche LLP prior to services being provided. Although the selection of auditors does not require ratification, the Board has directed that the appointment of Deloitte & Touche LLP be submitted to stockholders for ratification due to the significance of such appointment. If stockholders do not ratify the appointment of Deloitte & Touche LLP, the Board will consider the appointment of other certified public accountants.

A representative of Deloitte & Touche LLP is expected to attend the Annual Meeting and to have the opportunity to make a statement if he so desires, and will be available to respond to appropriate questions from stockholders.

FEES PAID TO DELOITTE & TOUCHE LLP

The following table shows the aggregate fees paid or accrued by the Company for the audit and other services provided by Deloitte & Touche LLP for the fiscal years ended September 30:

	2006	2005

Audit Fees	$538,000	$439,000
Audit-Related Fees	$42,000	45,000
Tax Fees	84,000	42,000
All Other Fees	12,000	—

Total	$676,000	$526,000

Audit-Related fees represent fees for audits of the Company’s employee benefit plans. Tax fees relate to reviews of the Company’s federal and state income tax returns for the years ended September 30, 2006 and 2005, and tax planning services. The Audit Committee has considered whether the provision of the non-audit services listed as “All Other Fees” in the table is compatible with maintaining the independence of Deloitte & Touche LLP. As noted above, the Audit Committee approves all services to be provided by Deloitte & Touche LLP prior to services being provided (subject to the de minimis exception permitted by the Exchange Act). This duty shall be performed by the Chairman of the Audit Committee with any such pre-approval reported to the full Audit Committee at its next regularly scheduled meeting.

Vote Required

The affirmative vote of holders of a majority of the voting power of the shares of Common Stock, present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment.

Recommendation of the Board of Directors

The Board recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP.

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL
MEETING AND DIRECTOR NOMINATIONS

In accordance with SEC Rule 14(a)(8), if a stockholder wishes to have a proposal considered for inclusion in the Company’s 2008 Annual Meeting of Stockholders and accompanying proxy solicitation materials, the proposal must be stated in writing and must be filed with the Secretary of the Corporation on or before October 2, 2007. The Board will review any proposal that is received by that date and will determine whether it should be included in the Company’s 2008 Annual Meeting of Stockholders and proxy solicitation materials.

The Company has adopted Bylaw provisions establishing procedures for stockholder proposals (other than those made pursuant to Rule 14(a)(8)) and for the nomination of Directors by stockholders, which, in the case of an annual stockholders’ meeting, require, among other things, notice by a stockholder to the Company not less than 70 days nor more than 90 days prior to the first anniversary of the prior year’s annual meeting (for the 2008 annual meeting, not later than December 27, 2007 nor earlier than December 6, 2007). A copy of these Bylaw provisions may be found on the Company’s website at www.apfc.com.

Rule 14a-4(c)(1) promulgated under the Exchange Act, as amended, governs the Company’s use of its discretionary proxy voting authority with respect to a stockholder proposal that is not addressed in the Company’s proxy statement. The rule provides that if the Company does not receive notice of the proposal at least 45 days prior to the first anniversary date of the date of mailing of the prior year’s proxy statement (or date specified in advance notice provisions), then the Company will be permitted to use its discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement. In accordance with the notice provisions described above, the Company will be permitted to use its discretionary voting authority as outlined above, with respect to the Company’s 2008 Annual Meeting of Stockholders, if the Company is not provided notice of a stockholder proposal, which has not been timely submitted for inclusion in the Company’s proxy statement, by December 15, 2007.

ANNUAL REPORT

The Company will provide without charge to any stockholder of the Company, upon written request, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006, as filed with the Securities and Exchange Commission.

OTHER BUSINESS

As of the date of this proxy statement, the Board does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Annual Meeting, other than as set forth herein and in the Notice of Annual Meeting. If any other matters properly come before the meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

By Order of the Board of Directors

Linda G. Ferguson, Secretary

Dated: January 26, 2007

AMERICAN PACIFIC CORPORATION
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS IN CONNECTION WITH
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MARCH 6, 2007
The undersigned hereby appoints John R. Gibson and Linda G. Ferguson, and each of them, with full power of substitution and revocation, the attorneys and proxies of the undersigned to attend and vote all shares of Common Stock of American Pacific Corporation that the undersigned would be entitled to vote if then personally present at the Annual Meeting of Stockholders of American Pacific Corporation, a Delaware corporation, to be held on March 6, 2007 at 10:30 a.m., local time, at the Las Vegas Country Club, Rotunda Room, located at 3000 Joe W. Brown Drive, Las Vegas, Nevada, and at any adjournment(s) or postponement(s) thereof, hereby revoking any proxy heretofore given. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, each dated January 26, 2006.
THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS PROPOSED IN ITEM NO. 1, AND FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP PROPOSED IN ITEM NO. 2, AND IN ACCORDANCE WITH THE DETERMINATION OF THE PERSONS NAMED IN THIS PROXY ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.
(Continued and to be signed on other side)

3770 HOWARD HUGHES PKWY.
SUITE 300
LAS VEGAS, NV 89169
VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery up until 4:00 P.M. Eastern Time on March 5, 2007. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by AMERICAN PACIFIC CORPORATION in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.
VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 4:00 P.M. Eastern Time on March 5, 2007. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL —
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return to AMERICAN PACIFIC CORPORATION c/o ADP, 51 Mercedes Way, Edgewood, NY 11717 no later than March 5, 2007.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
AMERICAN PACIFIC CORPORATION

THE DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1 AND 2

1.	Vote on Election of Directors	For All	Withhold All	For All Except	To withhold authority to vote for specific nominees, mark “For all Except” and write the nominee’s number on the line(s) below.

Class B Director — To elect as a Class B Director, to hold office until the 2008 Annual Meeting of Stockholders and thereafter until his successor has been duly elected and qualified, the nominee listed below:

     01)  C. Keith Rooker
		☐	☐	☐

Class C Directors — To elect as Class C Directors, each to hold office until the 2009 Annual Meeting of Stockholders and thereafter until their successors have been duly elected and qualify, the nominees listed below:

02) Fred D. Gibson, Jr.

03) Berlyn D. Miller

Class A Directors — To elect as Class A Directors, each to hold office until the 2010 Annual Meeting of Stockholders and thereafter until their successors have been duly elected and qualify, the nominees listed below:

04) John R. Gibson

05) Jan H. Loeb

06) Dean M. Willard

2.	Vote on Proposal

	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent public accountants for the fiscal year ending September 30, 2007.	For	Against	Abstain

		☐	☐	☐

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1 and 2. If any other matters properly come before the meeting the persons named in this proxy will vote in their discretion.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date